Exhibit 2.n.(iv)


                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 21, 1998


                                                         /s/ Donald J. Puglisi
                                                         ---------------------
                                                         Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 21, 1998


                                                      /s/ William R. Latham III
                                                      -------------------------
                                                         William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 21, 1998


                                                         /s/ James B. O'Neil
                                                         -------------------
                                                           James B. O'Neil